Exhibit 99.1

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics, Inc. Mark Frost, CFO (800) 772-6446 x1981 mfrost@AngioDynamics.com	EVC Group, Inc. Greg Gin/Robert Jones (646) 445-4801; (646) 201-5447 ggin@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Provides Preliminary Fiscal 2013 Third Quarter Results

-Conference Call Scheduled for March 8, 2013 at 8:30 a.m. ET-

ALBANY, N.Y., (March 7, 2013) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today provided preliminary unaudited financial results for the fiscal 2013 third quarter ended February 28, 2013.

Currently, the Company expects to report net sales for the third quarter of approximately $82 million, compared to the Company’s previous net sales forecast of $89 million to $90 million. The Company’s third quarter net sales were primarily impacted by sales attrition in its Vascular Access business, softness in procedure volumes in the Company’s Peripheral Vascular business, and delays in capital equipment purchases that reduced Oncology/Surgery sales. During the third quarter, the Company continued to implement its cost reduction initiatives, which partially offset the lower than expected sales level. As a result, the Company expects to report adjusted net income for the third quarter in the range of $0.04 per share to $0.06 per share.

“We just ended a disappointing quarter,” said Joseph M. DeVivo, President and Chief Executive Officer of AngioDynamics. “At the beginning of the year, we expected to build momentum and grow in the second half, and achieving our goals has been delayed. Across most of our product lines, when comparing the third to the second quarter, our average daily sales were flat. The continued development of our global commercial organization post our integration contributed to our third quarter performance, but we also clearly did not anticipate the weaknesses we saw in elective procedures and in the overall market. Specifically, procedure volumes for EVLT and Cardiology were below our expectations.  So, too, were capital equipment sales.”

“We did see many encouraging signs of progress in the quarter,” continued Mr. DeVivo. “We executed a sole-sourced IDN agreement potentially worth more than $2 million annually, recognized our first U.S. Microsulis sales, converted several large PICC accounts to BioFlo, which now represents 10% of our overall PICC sales and generated more than $500,000 of AngioVac revenue while completing sales force training. Our original goal of $1 million in AngioVac sales during fiscal 2013 is well within reach. At the same time, we have managed cash, inventory and expenses well and remained solidly profitable while continuing to generate cash from operations. ”

“We’re viewing the third quarter top line performance as a temporary setback. It is simply taking us more time to build momentum as we continue to onboard new technologies while our sales force settles in. However, we remain as confident as ever in our strategy for growth, our business model and in the management team we have in place,” Mr. DeVivo concluded.

The anticipated preliminary results for the third quarter are based on management's initial analysis of operations and remain subject to completion of the financial statements. The Company will discuss fiscal 2013 third quarter financial results, and comment on the outlook for the fiscal 2013 fourth quarter ended May 30, 2013 on its third quarter earnings conference call on April 9, 2013. The time and access information for the conference call will be announced separately.

Conference Call

AngioDynamics will host a conference call on March 8, 2013 at 8:30 a.m. Eastern Time. To participate in the call, please dial 877-941-9205. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the website 15 minutes prior to its start to register, download and install the necessary software.

About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics and the AngioDynamics logo are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

SUPPLEMENTAL INFORMATION
PRELIMINARY UNAUDITED NET SALES
BY PRODUCT CATEGORY AND BY GEOGRAPHY

	Three months ended (b)			Nine months ended (c)
	Feb 28,	Feb 29,	%	Feb 28,	Feb 29,	%
	2013	2012	Growth	2013	2012	Growth

Preliminary as of March 7, 2013

Net Sales by Product Category
Vascular
Peripheral Vascular	$43,300	$22,851	89%	$132,361	$66,898	98%
Vascular Access	26,400	15,063	75%	79,741	45,864	74%
Total Vascular	69,700	37,914	84%	212,102	112,762	88%
Oncology/Surgery	9,800	13,653	(28%)	33,039	51,335	(36%)
Supply Agreement	2,100	-	N/A	6,882	-	N/A
Total	$81,600	$51,567	58%	$252,023	$164,097	54%
	0	0		0	0
Net Sales by Geography
United States	$65,900	$43,629	51%	$203,580	$140,587	45%
International	15,700	7,938	98%	48,443	23,510	106%
	$81,600	$51,567	58%	$252,023	$164,097	54%

PRO FORMA (a)

Net Sales by Product Category
Vascular
Peripheral Vascular	$43,300	$44,412	(3%)	$132,361	$131,926	0%
Vascular Access	26,400	27,598	(4%)	79,741	83,306	(4%)
Total Vascular	69,700	72,010	(3%)	212,102	215,232	(1%)
Oncology/Surgery	9,800	9,521	3%	33,039	30,080	10%
Supply Agreement	2,100	1,838	14%	6,882	7,037	(2%)
Total	$81,600	$83,369	(2%)	$252,023	$252,349	(0%)

Net Sales by Geography
United States	$65,900	$69,064	(5%)	$203,580	$210,247	(3%)
International	15,700	14,305	10%	48,443	42,102	15%
Total	$81,600	$83,369	(2%)	$252,023	$252,349	(0%)

(a) As if AngioDynamics (excluding LC Beads) and Navilyst Medical were combined in all periods.
(b) Days sales outstanding for the three months ended Feb 28, 2013 and Feb 29, 2012, were 60 and 61 days, respectively.
(c) Days sales outstanding for the nine months ended Feb 28, 2013 and Feb 29, 2012, were 187 and 188 days, respectively.

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